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Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

November 9, 2011

First PacTrust Bancorp, Inc.
610 Bay Boulevard
Chula Vista, California 91910

        Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel to First PacTrust Bancorp, Incorporated, a Maryland corporation ("First PacTrust"), in connection with the Registration Statement on Form S-4 (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) up to 1,550,802 shares of common stock, par value $0.01 per share ("Common Stock"), of the Company (the "Shares"), and (ii) 4,699,399 warrants (the "Warrants") representing the right to purchase the Shares, in each case to be issued in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of August 30, 2011, as amended on October 31, 2011, by and between First PacTrust and Beach Business Bank, a California state-chartered bank ("Beach") (as it may be amended from time to time, the "Merger Agreement").

        In rendering this opinion, we have examined the Registration Statement, the Merger Agreement and such corporate records, other documents and matters of law as we have deemed necessary or appropriate. In rendering this opinion, we have relied, with your consent, upon oral and written representations of officers of First PacTrust and certificates of officers of First PacTrust and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of certified copies submitted to us with the original documents to which such certified copies relate and the legal capacity of all individuals executing any of the foregoing documents.

        We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than laws of the State of New York and the General Corporation Law of the State of Delaware (including all statutory provisions, any applicable provisions of the Delaware Constitution and all reported judicial decisions interpreting these laws) as in effect on the date hereof.

        Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

          (i)  the Shares are or will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Commission and if and when the Shares have been issued and paid for upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable; and

         (ii)  the Warrants are or will be, upon issuance, duly authorized, and, when the Registration Statement has been declared effective by order of the Commission and if and when the Warrants have been issued and paid for upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Warrants will constitute valid and legally binding obligations of the Company under Delaware law, and the Shares, if and when duly issued upon exercise of the Warrants in accordance with their terms, including the payment of the exercise price thereunder, will be validly issued, fully paid and non-assessable.

        The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Warrants and the warrant agreement with respect to the Warrants.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the references to our name therein, as well as under the heading "Legal Matters" in the related prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Wachtell, Lipton, Rosen & Katz

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  Exhibit 5.1